Press Contacts:
Media Relations:

Blanc & Otus Public Relations for ECOtality

Lisa Goodwin

lgoodwin@blancandotus.com

(415) 856-5113

Investor Relations:

Alliance Advisors for ECOtality

Thomas Walsh

twalsh@allianceadvisors.net

(212) 398-3486

ECOtality, Inc. Announces Appointment of

Donald Karner to Board of Directors

SCOTTSDALE, Ariz., November ___, 2007 - ECOtality, Inc. (OTC BB: ETLY), a renewable energy company that acquires and commercially advances clean electric technologies and applications, today announced the appointment of Donald B. Karner to the Board of Directors.

“Mr. Karner’s tremendous knowledge and experience in energy production, storage and utilization, combined with his relationships with government agencies, electrical utilities and major automotive manufacturers makes him a perfect fit for ECOtality’s Board of Directors,” said Jonathan Read, president and CEO, ECOtality. “As Don possesses extensive technical management experience and is the current project manager of Hydrality, he will play an important role in advancing the commercial development of ECOtality’s technology portfolio and will add invaluable insight to our Board and Technology Committee.”

Donald B. Karner has thirty years of engineering and technical project management experience. Fifteen years of this experience was in the electric utility industry where he developed and implemented strategic direction for engineering, operating and maintenance organizations ranging in size from ten to three thousand people in nuclear, fossil, environmental and rate-making arenas. The balance of his experience has been with advanced vehicle design and fueling infrastructure as the co-founder and president of Electric Transportation Engineering Corporation (eTec).

Electric Transportation Engineering Corporation specializes in advanced fuel vehicle and infrastructure development for both on and off road battery electric, hybrid electric, plug-in hybrid electric and hydrogen-fueled vehicles. In addition to his management responsibilities, Mr. Karner also serves as Technical Manager for the US Department of Energy Advanced Vehicle Testing Activity. In this capacity, he has directed more than 6 million miles of vehicle testing and evaluated more than two hundred advanced fuel vehicles

Mr. Karner holds a Bachelor of Science degree in Electrical Engineering from Arizona State University and a Master of Science degree in Nuclear Engineering from the University of Arizona. He is also a graduate of the Public Utility Executive Program of the University of Michigan School of Business.

About ECOtality, Inc.

ECOtality, Inc. (OTC BB: ETLY), headquartered in Scottsdale, Ariz., is a renewable energy company that acquires and commercially advances clean electric technologies and applications. ECOtality aggressively accelerates the development of companies and technologies that address today's global energy challenges. Through strategic acquisitions, partnerships and technology innovations, ECOtality strives to advance the market applicability of clean electric technologies to become accepted alternatives to carbon-based fuel technologies. For more information about ECOtality, Inc. please visit www.ecotality.com.

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the Company's actual results to differ materially from those indicated in the forward-looking statements.